EXHIBIT 99.1
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                              ATMI ACQUIRES LEVTECH

      EXTENDING DISPOSABLE TECHNOLOGIES MARKET LEADERSHIP IN LIFE SCIENCES

      DANBURY, CT -- JANUARY 7, 2008 -- ATMI, INC. (NASDAQ: ATMI) today announced it has acquired LevTech, Inc., a market-leading provider of disposable mixing technologies to the biotechnology and pharmaceutical industries in a $27 million cash transaction.

      Based in Lexington, Kentucky, LevTech will be combined with ATMI's existing LifeSciences business focused on single-use bioprocess containers and processes for the biopharmaceutical industry.

      "The addition of LevTech's innovative products, intellectual property, and market share puts ATMI's LifeSciences business in a preeminent position for single-use manufacturing applications in the biopharmaceutical market," said Doug Neugold, ATMI Chief Executive Officer. "This transaction is indicative of our intent to focus on providing process efficiency solutions to this market as another source of significant growth for ATMI."

      "ATMI's experience in single-use flexible process containers is unparalleled," said Mario Philips, General Manager of ATMI LifeSciences. "We've supplied the semiconductor industry with ultra-high purity single-use containers since 1987, and, since 1999, growing customer demand has led us to extend our expertise to the biopharmaceutical industry. This acquisition supports our strategy to become the global leader in comprehensive disposable systems for the


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ATMI ACQUIRES LEVTECH--EXTENDING MARKET LEADERSHIP IN LIFE SCIENCES -- PAGE 2



biopharmaceutical industry with a broad range of proprietary disposable storage, mixing, and bioreactor technologies."

      "LevTech has successfully developed proprietary mixing technologies to enable critical processes in the fast-emerging single-use biopharmaceutical manufacturing market," said Jeffery Craig, LevTech Chairman. "We have secured a leading global position by providing our customers with validated and sustainable cost, capacity, contamination, and time-to-market advantages. Combining LevTech's patent-protected biomanufacturing products with ATMI's ultra-clean technology experience, single-use container manufacturing capacity, and global infrastructure will create what we believe will be the worldwide market leader in the single-use bioprocessing arena."

      "We expect this deal to be accretive by late 2008 as expected revenue growth and operating synergies offset anticipated intangible asset amortization and lower interest income," said Tim Carlson, ATMI Chief Financial Officer. "We expect slight near-term EPS dilution of $0.01 - $0.02 per quarter as we integrate the acquisition during the year."


ABOUT LEVTECH

      LevTech, Inc., formed in 2000, is an established leader in the fast-growing disposable mixing technologies for the biopharmaceutical industry. Its products deliver up to a twenty-to-one economic benefit for its customers. Privately held, LevTech is based in Lexington, Kentucky. For more information, visit www.levtech.net.



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ATMI ACQUIRES LEVTECH--EXTENDING MARKET LEADERSHIP IN LIFE SCIENCES -- PAGE 3



ABOUT ATMI

      ATMI strives to be the source of process efficiency for its global customers, with a strong history of providing specialty materials and high-purity materials handling and delivery solutions to the worldwide semiconductor and display industries that do just this. For more information, please visit atmi.com.

      ATMI recently established a product line under an ATMI LifeSciences banner focused on biopharmaceutical applications with flexible, film-based packaging products ranging from single-use mixing and storage vessels to ultraclean sterile containers. ATMI LifeSciences is a source of process efficiency to its biopharmaceutical customers, providing single-use smart processing and packaging technology solutions that maximize product integrity while optimizing manufacturing cost. Further information can be found at http://www.atmi-lifesciences.com.

      Statements contained herein that relate to ATMI's future performance, including, without limitation, statements with respect to ATMI's anticipated results of operations or level of business for 2008 or any other future period, are forward-looking statements within the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements are based on current expectations only and are subject to certain risks, uncertainties, and assumptions, including, but not limited to, changes in semiconductor industry growth (including, without limitation, wafer starts) or ATMI's markets; competition, problems, or delays developing and commercializing new products; problems or delays in integrating acquired operations and businesses and realizing expected benefits from such acquisitions; and other factors described in ATMI's filings with the Securities and Exchange Commission. Such risks and uncertainties may cause actual results to differ materially from those expressed in our forward-looking statements. ATMI undertakes no obligation to update any forward-looking statements.

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For more information contact:
      Dean Hamilton
      ATMI
      203.207.9349 Direct
      203.794.1100 x4202
      dhamilton@atmi.com